EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into effective this 9th day of February, 2004 (the "Effective Date"), by and between HAROLD'S STORES, INC., an Oklahoma corporation ("Company"), and Hubert W. Mullins, an individual ("Employee").

In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Employment. Company hereby employs Employee and Employee accepts employment upon the terms and conditions set forth herein.

2. Term. This Agreement shall commence on the Effective Date. Employee's employment with Company shall be "at will" and either Employee or Company may terminate Employee's employment for any reason at any time, with or without cause, upon the provision of thirty (30) days written to notice to the other.

3. Duties of Employee. Employee shall serve as President and Chief Executive Officer of Company, reporting to the Board of Directors (the "Board").

4. Compensation.

4.1. Base Salary. Company shall pay Employee for all services rendered hereunder a base salary at the rate of Six Hundred Thousand Dollars ($600,000) per annum, payable in accordance with the normal payroll practices of Company in effect from time to time (the "Base Salary"). Such salary shall be subject to withholding and other applicable taxes.

4.2. Bonus Potential. Employee may have an annual bonus potential for years commencing with fiscal year 2004, in accordance with a bonus plan approved by the Board of Directors. Employee shall prepare a proposed bonus plan for all of the Company's executive employees, including Employee, and submit it to the Company's Board of Directors within sixty (60) days after the Effective Date. Employee understands and agrees that the Board of Directors shall not be required to accept the terms or conditions of Employee's proposed bonus plan. However, Company's Board of Directors will give due consideration to such plan when determining the bonus plan to be provided to all members of the executive team. The plan bonus adopted by the Board of Directors shall apply to Employee's employment hereunder.

4.3. Employee Benefits. Employee shall be reimbursed for all reasonable travel and business expenses incurred by him in connection with the performance of his duties. Employee shall receive such other pension, thrift, medical insurance, life and disability insurance as is made available to other senior executives of Company, provided, however, that this Agreement shall not be construed to afford Employee any greater rights to benefits under any of such programs than are provided under the terms thereof or prohibit Company's right to amend or discontinue any such plans in accordance with the terms of such plans. Notwithstanding the foregoing, the benefits to Employee shall also include, but not be limited to four (4) weeks of paid vacation per year accrued annually on the commencement of each year of this Agreement; and (ii) reimbursement of up to a total of $25,000 per year for (a) dues and reasonable expenses incurred in connection with the use of an Employee-owned membership, if any, in a country club of his choosing in the Dallas area, (b) the costs and expenses of maintaining the automobile used by Employee in the conduct of Employee's business, and (c) such other expenses that are customarily provided to chief executive officers of other corporations similar in size and financial situation to Company.

4.4. Stock Options. Employee shall be granted stock options for the purchase of up to 300,000 shares of common stock of Company in accordance with the Stock Option Agreement attached as Exhibit A.

5. Extent of Services. Employee shall devote his entire time and attention to Company's business during the term of this Agreement. The hours of work shall be the working hours normally appurtenant to the duties of Employee, but Employee agrees to work such hours at such times of day as shall be necessary for the proper discharge of his duties hereunder.

6. Job Location. Employee's primary job location will be at Company's principal offices in Dallas, Texas.

7. Death or Disability During Employment. If Employee dies during the term of this Agreement, this Agreement shall automatically terminate and Company shall pay to Employee's estate the compensation and benefits that would be otherwise payable to Employee up to the end of the month in which his death occurred. If Employee becomes disabled or otherwise suffers from a "serious health condition" as defined in the Family and Medical Leave Act ("FMLA") during the term of this Agreement so that he is unable to perform his duties under this Agreement for a period of thirty (30) days, either Company or Employee may terminate the employment of Employee by Company. Employee understands and agrees that he is considered a "key employee" under FMLA and that he would not necessarily be entitled to restoration to his position as Chief Executive Officer of the Company in the event of recovery from the disability or serious health condition.

8. Confidential Information and Trade Secrets. For purposes of this Agreement, the term "Confidential Information" means any and all data, know-how, designs, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training materials and techniques, computer software and programs, systems, improvements, devices, discoveries, concepts, ideas, designs, methods and information concerning the business and affairs of the Company, however documented, and any other information of the Company that is a trade secret of the Company, and all notes summaries or compilations containing or based, in whole or in part, on any information included in the foregoing. Employee acknowledges that in the course of his employment by Company, Employee will become acquainted with Confidential Information belonging to Company. Employee acknowledges and agrees that all Confidential Information of the Company known or obtained by Employee, whether before or after the date hereof, is the property of Company. Therefore, Employee agrees that Employee will not, at any time, other than in furtherance of Employee's employment duties, disclose to any unauthorized persons or use for his own account or for the benefit of any third party any Confidential Information, whether Employee has such information in Employee's memory or embodied in writing or other physical form, without Company's prior written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Employee's fault or the fault of any other person bound by a duty of confidentiality. Employee agrees, upon any termination of his employment with Company and at any other time Company may request, to deliver to Company, or such representatives as Company may designate, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the business, operations, or affairs of Company and any other Confidential Information that Employee may then possess or have under Employee's control.

9. Conflicts of Interest During Employment. During his employment with Company, Employee shall not, without the express written consent of Company, directly or indirectly, render services to or for any person or entity, for or without compensation, or engage in any activity competitive with or adverse to the business interests of Company, whether alone, as a partner, an officer, director, employee, shareholder, trustee, fiduciary, agent, advisor, consultant or other representative of any other entity.

10. Certain Remedies. Employee acknowledges and agrees that (i) breach of any of the covenants and agreements contained in Sections 8, 9 and 10 hereof will give rise to irreparable injury to Company, inadequately compensable in damages, (ii) the covenants and agreements contained in Sections 8, 9 and 10 are necessary for the protection of the legitimate business interests of Company and to prevent Employee from acquiring an unfair trade advantage and are reasonable in scope and content, and (iii) the covenants contained in Sections 8, 9 and 10 and the enforcement of specific performance thereof will not in any way prevent Employee from earning a reasonable livelihood. In furtherance of the foregoing, the parties hereto expressly intend and agree that, in the event of any actual or threatened breach by Employee of the covenants contained in Sections 8, 9 or 10, Company shall be entitled, in addition to damages and any other remedies available under law, to specific performance and to injunctive relief to restrain the actual or threatened breach of said covenants by Employee. Employee further agrees, to pay to Company all costs, charges and expenses incurred in enforcing any of the covenants in Sections 8, 9and 10 including court costs and reasonable attorneys' fees incurred in connection therewith. In the event this Agreement or the covenants or agreements contained in Sections 8, 9 and 10 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their being too extensive in any respect, such covenants shall be interpreted to extend only to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

11. Miscellaneous.

11.1 Notices. Any and all notices or the communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be personally delivered or mailed by first class registered or certified mail, return receipt requested, addressed to the parties at the addresses set forth below (or at such other address as any party may specify by notice to all other parties given as aforesaid).

If to Employee: Hubert W. Mullins

3880 Whitehall Drive

Dallas, Texas 75229

If to Company: Harold's Stores, Inc.

ATTN: Jodi L. Taylor

765 Asp Avenue

Norman, Oklahoma 73072

11.2 Governing Law. This Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas (without regard to its principles of conflicts of laws).

11.3 Entire Agreement; Amendment and Waiver. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes any prior agreement, arrangement and understanding between the parties regarding the subject matter hereof, including, without limitation, any previous agreement of employment or compensation. This Agreement may be amended or changed only in a written instrument duly executed by each of the parties hereto and any alleged amendment or change which is not so documented shall not be effective as to the parties. The provisions of this Agreement may be waived only by the party hereto who is entitled to the benefit thereof by evidencing such waiver in writing, executed by such party. Except to the extent waiver or satisfaction is deemed to exist by the express terms of this Agreement, the failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provisions, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

11.4 Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable legal requirements. If any provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent, be invalid or unenforceable, then the performance of such offending provision shall be excused by the parties hereto, but the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

11.5 Assignability. Neither this Agreement nor any of Employee's rights or obligations hereunder may be assigned without the prior written consent of Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, trustees and permitted assigns.

11.6. Arbitration. The parties firmly desire to resolve all disputes arising hereunder without resort to litigation in order to protect their respective business reputations and the confidential nature of certain aspects of their relationship. Accordingly, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator or arbitrators shall be binding and conclusive on the parties, and shall be kept confidential by the parties to the greatest extent possible. No disclosure of the award shall be made by the parties except as required by law or as necessary or appropriate to effectuate the terms thereof. It is expressly agreed that the arbitration shall occur in a location in Dallas County, Texas. If any suit, action or proceeding with respect to this Agreement shall be brought prior to, during or after such arbitration proceedings, then such suit, action or proceeding shall be brought exclusively in the Texas State courts of competent jurisdiction in Dallas County, Texas or in the United States District Court in Dallas County, Texas

11.7 Remedies Cumulative. All remedies available to the parties or herein expressly conferred shall be deemed cumulative with and not exclusive of any other remedies expressly conferred hereby or available to any party, and the exercise of any one remedy shall not preclude the exercise of any other remedy.

11.8 Survival. Unless specifically superseded by any subsequent agreement between Company and Employee, provisions contained in this Agreement that by their sense and context are intended to survive the completion of performance, termination or cancellation of this Agreement (including, without limitation, Sections 8 and 9) shall so survive regardless of whether Employee remains thereafter in the employ of the Company.

12. Other Agreements. Employee represents and warrants that he is not a party to any contract or agreement with any other person or entity which would prevent Employee from entering into this Agreement or performing the duties prescribed herein.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

"EMPLOYEE"

__________________________________________

HUBERT W. MULLINS

"COMPANY" HAROLD'S STORES, INC.,

an Oklahoma corporation

By: __________________________________________

Name: __________________________________________

Title: __________________________________________

EXHIBIT A

STOCK OPTION AGREEMENT

HAROLD'S STORES, INC.

STOCK OPTION AGREEMENT

This Agreement is made and entered into effective February 9, 2004 ("Effective Date") by and between Harold's Stores, Inc., an Oklahoma corporation ("Company"), and Hubert W. Mullins, an employee of Company, or a subsidiary of Company ("Employee").

WITNESSETH:

WHEREAS, Company desires to grant Employee an option to purchase shares of its Common Stock, par value $0.01 per share ("Common Stock"), as hereinafter provided in order to carry out the purpose of the Harold's Stores, Inc. 1993 Performance and Equity Incentive Plan ("1993 Plan").

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties agree as follows:

1. Grant of Option. Subject to the terms contained herein, Company hereby grants to Employee as of the Effective Date, the right and option, herein called the "Option," to purchase all or any part of an aggregate of 300,000 shares of Common Stock. The right to purchase the underlying shares shall constitute a Non-Qualified Stock Option, as defined in the 1993 Plan.

2. Purchase Price. The purchase price of the shares of Common Stock covered by the Option shall be $3.07 per share, subject to adjustment as provided in Paragraph 6 and the 1993 Plan.

3. Term of Option. The Option shall become vested and exercisable in installments at the annual rate of twenty percent (20%) of the total number of shares of Common Stock constituting the Non-Qualified Stock Option, beginning one year from the Effective Date, and on each annual anniversary date of the Effective Date an additional 20% shall vest and become exercisable as set forth herein, such that all of the shares shall have become vested and the Option may thereafter be exercised in full on the fifth anniversary of the Effective Date. The Option may be exercised as to the aggregate number of shares then vested and exercisable, subject to the terms of this Agreement and the 1993 Plan, at any time and from time to time until ten (10) years after the Effective Date, or for such other period set forth in Paragraph 5 hereof. Except as provided in Paragraph 5, the Option may not be exercised at any time unless Employee shall have been in the continuous employ of the Company or any subsidiary of the Company from the Effective Date hereof through the date of the exercise of the Option.

4. Non-transferability. The Option shall not be assignable or transferable by Employee, except by will or by the laws of descent and distribution. During the life of Employee, the Option shall be exercisable only by him or her.

5. Termination of Employment; Death of Employee. In the event of the death of Employee while in the employ of Company, any unvested installments of the Option shall be accelerated as of the date of death, and the Option shall be exercisable in full by the heirs or other legal representatives of Employee at any time within twelve (12) months following the date of death. In the event of termination of employment of Employee for any reason other than death, the Option shall be exercisable by Employee or his or her legal representative with in three (3) months after the date of termination of employment (within twelve (12) months after termination in the case of termination due to disability, as determined by the Committee, as defined below) as to all shares of Common Stock vested on the date of such termination; provided, however, that Company by action of the Board of Directors or authorized committee thereof (the Board or such committee being referred to herein as "Committee") may in its sole discretion (based upon a recommendation of management of Company) approve acceleration of any then unvested installments of the Option. In no event, may the Option be exercised more than ten (10) years after the Effective Date hereof.

6. Reorganizations and Recapitalizations of Company.

A. Subject to the other provisions of this Agreement, the existence of the Option granted hereunder shall not affect or restrict in any way the right or power of Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure of its business or any merger or consolidation of Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, any issue of shares of Common Stock or shares of any other class of capital stock or warrants or rights to acquire such shares, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any corporate act or proceeding, whether of a similar character or otherwise.

B. In the event of any change in capitalization affecting the Common Stock, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization or any other change affecting the Common Stock ("Change in Capitalization"), a proportionate adjustment shall be made with respect to the aggregate number of shares of Common Stock covered by this Option and the price per share to the end that Employee shall be entitled to receive the same number and kind of stock, securities, cash, property or other consideration as if this Option had been exercised immediately preceding such Change in Capitalization.

C. In the event of a Change in Control (as defined below) of Company, and except as the Committee may expressly determine otherwise in connection with any Change in Control, any unvested portion of the Option outstanding on the date of such Change in Control shall become immediately and fully exercisable.

D. A "Change in Control" of Company shall have occurred if any Acquiring Person (other than Company, any Subsidiary, any employee benefit plan of Company or of any subsidiary, or any person or entity organized, appointed or established by Company or any subsidiary for or pursuant to the terms of any such plans), alone or together with its Affiliates and Associates, shall become the beneficial owner of thirty-five percent (35%) or more of the shares of Common Stock then outstanding, except pursuant to an offer for all outstanding shares of Company's Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of Company and its shareholders (other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made), and the Continuing Directors no longer constitute a majority of the Board.

"Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which together with all Affiliates and Associates, shall be the beneficial owner of a substantial block of Company's Common Stock; provided, however, that Acquiring Person shall not mean Harold G. Powell, or any Affiliate, Associate, spouse, or lineal descendent of Harold G. Powell, including an adopted child of a lineal descendant.

"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12B-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as from time to time in effect.

"Continuing Director" means (i) any individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the occurrence of the Change in Control date, or (ii) any successor of a Continuing Director, while such successor is a member of the Board, and who is not an Acquiring Person, or an Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

7. Method of Exercising Option. The Option may be exercised, in whole or in part, by written notification to Company on the form of Notice of Election to Exercise attached hereto as Exhibit A, or such other form of written election approved from time to time by the Committee. The completed Notice of Election to Exercise shall be accompanied by cash or a certified or cashier's check for the aggregate purchase price of the number of shares being purchased, or upon exercise of the Option, Employee may, with approval of the Committee, pay for the shares: (i) by tendering Common Stock of Company already owned by Employee with such Common Stock to be valued based on the shares tendered at the Fair Market Value (as defined below) determined on the date the Option is exercised; or (ii)surrendering a portion of the Option with such surrendered Option to be valued based on the difference between the Fair Market Value of the shares underlying the surrendered Option on the date of exercise and the aggregate option purchase price of the shares underlying the surrendered Option ("Surrender Value"); or (iii) with a combination of cash, Common Stock and surrender of a portion of the Option. The Committee may also permit Employee to simultaneously exercise the Option and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of the Option.

Notwithstanding any provision hereof, the obligation of Company to sell and deliver shares of Common Stock under the Option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchange as may be required. Employee shall not exercise any portion of the Option and Company will not be obligated to issue any shares under the Option if the exercise thereof or if the issuance of the shares shall constitute a violation by Employee or Company of any applicable law or regulation. Company may require as a condition to the issuance of any shares of Common Stock upon exercise of the Option that Employee remit an amount sufficient, in Company's opinion, to satisfy all applicable FICA, federal, state or other withholding tax requirements related to the exercise of the Option. If approved by the Committee, Employee may satisfy such obligation in whole or in part by surrendering a portion of the Option covering shares having a Surrender Value equal to the amount of such requirement.

8. Rights as a Shareholder. Employee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to him or her for such shares.

9. Subsidiary. As used herein, the term "subsidiary" shall mean any present or future corporation in which Company has a proprietary interest (but only if Company owns, directly or indirectly, stock possessing at lease least fifty percent (50%) of the total combined voting power of all classes of stock in such corporation), as the Board of Directors of Company shall determine from time to time.

10. Fair Market Value. "Fair Market Value" means, if the shares of Common Stock are traded on a national securities exchange, the closing price of the shares on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If the principal market for the shares is the over-the-counter market, Fair Market Value means the closing "asked" price of the shares in the over-the-counter market on the date on which such value is to be determined or, if such asked price is not available, the last sales price on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value which they deem appropriate.

11. Option Plan. The terms of the Option and the rights and responsibilities of the parties hereto shall be governed by the 1993 Plan. In the event of any inconsistency between the terms of this Agreement and the 1993 Plan, the terms of the 1993 Plan shall control.

IN WITNESS WHEREOF the parties hereto have executed this Stock Option Agreement effective as of the day and year first above written.

COMPANY:

HAROLD'S STORES, INC.

BY:______________________________

EMPLOYEE:

_________________________________

Hubert W. Mullins